EXHIBIT 10.01
INTERWOVEN, INC.
INDEMNITY AGREEMENT
     This Indemnity Agreement (the “Agreement”), dated as of                      , is made by and between Interwoven, Inc., a Delaware corporation (the “Company”), and                      (the “Indemnitee”), who is an Indemnifiable Person, as defined in Section 1.6 of this Agreement.
RECITALS
     A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no relationship to the compensation of such representatives;
     B. The members of the Board of Directors of the Company (the “Board”), based on their experience as business managers, have concluded that to retain and attract talented and experienced individuals to serve as representatives of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify them, and to assume for itself maximum liability for Expenses and Other Liabilities in connection with claims against such representatives in connection with their service to the Company;
     C. Section 145 of the Delaware General Corporation Law, under which the Company is organized (“Section 145” of the “Delaware Law”), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive; and
     D. The Company desires and has requested that Indemnitee serve or continue to serve as a representative of the Company free from undue concern for claims for damages arising out of or related to Indemnitee’s services to the Company.
AGREEMENT
     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. For purposes of this Agreement, the following terms have the meanings as set forth below:
          1.1 An “Affiliate” of the Company is any corporation, partnership, limited liability company, joint venture, trust or other enterprise for which Indemnitee is, was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, fiduciary, or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company.
          1.2 A “Change in Control” means the earliest to occur after the date of the Agreement of any of the following events:
               (a) Acquisition of Stock by Third Party. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then-outstanding capital stock;
               (b) Change in Board of Directors. During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
               (c) Corporate Transactions. The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) at least 80% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
               (d) Liquidation. The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.
          1.3 References to the “Company” in the context of Indemnitee’s service to, for or on behalf of the Company, shall include any Subsidiary and/or Affiliate of the Company for which Indemnitee serves as an Indemnifiable Person; in addition, the term “Company” includes, in the event of a Change in Control, (i) the resulting corporation, and (ii) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
          1.4 “Expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs), paid or incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a witness in a Proceeding, or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a Proceeding.
          1.5 An “Indemnifiable Event” is any event or occurrence related to Indemnitee’s service for the Company as an Indemnifiable Person, or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.
          1.6 An “Indemnifiable Person” is any person who is or was a director, officer, employee, attorney, trustee, manager, member, partner, consultant or other agent or fiduciary of the Company.
          1.7 “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the five years preceding the time in question and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.
          1.8 “Other Liabilities” means any and all liabilities of any type whatsoever, including, but not limited to, judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA (or other benefit plan) related excise taxes or penalties, or amounts paid in settlement.
          1.9 A “Proceeding” includes any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, formal or informal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.
          1.10 A “Subsidiary” of the Company is any corporation of which more than 50% of the outstanding voting securities is owned directly by the Company.
     2. Agreement to Serve. Indemnitee agrees to serve and/or continue to serve the Company as an Indemnifiable Person, in the capacity or capacities in which Indemnitee currently serves as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, at the will of the Company (or under separate agreement, if such agreement exists), faithfully and to the best of Indemnitee’s ability, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, or in accordance with the applicable provisions of the Company’s Certificate of Incorporation or Bylaws, governing law, or otherwise; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement) and that the Company shall have no obligation under this Agreement to continue to employ Indemnitee in such capacity or capacities.

     3. Directors’ and Officers’ Insurance.
          3.1 Reasonable Efforts. So long as Indemnitee shall continue to serve the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (i) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board, the Chief Executive Officer or Chief Financial Officer of the Company when such insurance is purchased, and (ii) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board, the Chief Executive Officer or Chief Financial Officer of the Company when such replacement or substitute policies are purchased (“D&O Insurance”). The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement.
          3.2 Good Faith Determination. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a Subsidiary or Affiliate of the Company.
     4. Mandatory Indemnification.
          4.1 Agreement to Indemnify. In the event Indemnitee is a person who was or is a party to or witness in or is threatened to be made a party to or witness in any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding to the fullest extent not prohibited by the provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law, as these may be amended from time to time, but only to the extent that such amendments permit the Company to provide broader indemnification rights than the Certificate of Incorporation, Bylaws or Delaware Law permitted prior to the adoption of such amendment.
          4.2 Exception for Amounts Covered by Directors’ and Officers’ Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such have been paid directly to Indemnitee by D&O Insurance.
          4.3 Change in Law. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the Company’s right, as a Delaware corporation, to indemnify an Indemnifiable Person, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the Company’s right, as a Delaware corporation, to indemnify an Indemnifiable Person, such changes, to the extent required by such law, statute or rule to be applied to this Agreement, shall have the effect on this Agreement and the parties’ rights and obligations hereunder as is required by such law, statute or rule.
     5. Partial Indemnification and Contribution.
          5.1 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof to which Indemnitee is not entitled by the provisions of the Company’s Bylaws or Delaware Law. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.
          5.2 Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in Delaware Law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.
     6. Mandatory Advancement of Expenses. If requested by Indemnitee, the Company shall advance all Expenses reasonably incurred by Indemnitee in connection with (including in preparation for) a Proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Indemnifiable Person or by reason of anything done or not done by him in any such capacity. Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Company’s Certificate of Incorporation or Bylaws, Delaware Law or otherwise. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon.
     7. Notice and Other Indemnification Procedures.
          7.1 Notification. Promptly following the time that Indemnitee has notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses may be sought from the Company under this Agreement with respect to such Proceeding, notify the Company of the commencement or threat of commencement thereof. However, a failure to so notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure.
          7.2 Insurance and Other Matters. If the Company has D&O Insurance in effect at the time a notice of the commencement of a Proceeding pursuant to Section 7.1 hereof is received, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such insurance policies.
          7.3 Assumption of Defense. In the event the Company shall be obligated to advance the Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding upon delivery of written notice to Indemnitee of its election to assume the defense of such Proceeding, and upon Indemnitee’s approval of counsel designated by the Company (which approval shall not be unreasonably withheld) and retention of such counsel by the Company. Following delivery of such written notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ his own counsel in any such Proceeding at Indemnitee’s expense; (ii) Indemnitee shall have the right to employ his own counsel in connection with any such Proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such Proceeding; and (iii) if (x) the employment of counsel by Indemnitee has been previously authorized by the Company, (y) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense and have notified the Board in writing of such conflict, or (z) the Company fails to employ counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement.
          7.4 Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. Neither the Company nor any Subsidiary or Affiliate of the Company shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.
     8. Determination of Right to Indemnification.
          8.1 Success on the Merits or Otherwise. To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 4.1 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.
          8.2 Indemnification in Other Situations. In the event that Section 8.1 above is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.3 below that Indemnitee has not met the applicable standard of conduct required to entitle Indemnitee to such indemnification.
          8.3 Forum. Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 8.2 hereof that Indemnitee is not entitled to indemnification will be heard from among the following:
               (a) A quorum of the Board consisting of directors who are not parties to the Proceeding for which indemnification is being sought;
               (b) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by Indemnitee, and the last of whom is selected by the first two arbitrators so selected; or
               (c) Independent Counsel selected by Indemnitee, and approved by the Board, which approval may not be unreasonably withheld, which counsel shall make such determination in a written opinion.
               The selected forum shall be referred to herein as the “Reviewing Party”. Notwithstanding the foregoing, following any Change in Control, the Reviewing Party shall be Independent Counsel selected in the manner provided in (c) above.
          8.4 Submission of Information to the Reviewing Party. As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s choice of forum pursuant to Section 8.3 above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee but in no even later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. All expenses associated with the process set forth in this Section 8.4, including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.
          8.5 Delaware Court of Chancery. If the forum listed in Section 8.3 hereof selected by Indemnitee determines that Indemnitee is entitled to indemnification with respect to a Proceeding, such determination shall be final and binding on the Company. If the forum listed in Section 8.3 hereof selected by Indemnitee determines that Indemnitee is not entitled to indemnification with respect to a specific proceeding, Indemnitee shall have the right to apply to the Delaware Court of Chancery, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of determining whether Indemnitee is entitled to indemnification and enforcing Indemnitee’s right to indemnification pursuant to the Agreement.
          8.6 Expenses. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 8 involving Indemnitee and against all Expenses and Other Liabilities incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of Indemnitee in any such Proceeding was frivolous or made in bad faith.
          8.7 Determination of Good Faith. For purposes of any determination of whether Indemnitee acted in “good faith,” Indemnitee shall be deemed to have acted in good faith if in taking or failing to take the action in question Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate of the Company, including financial statements, or on information, opinions, reports or statements provided to Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate of the Company in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate of the Company, or on information or records given or reports made to the Company or a Subsidiary or Affiliate of the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate of the Company, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, or to advancement of Expenses, the Reviewing Party or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 8.7 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
          9.1 Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings (a) specifically authorized by the Board, (b) brought to establish or enforce a right to indemnification and/or advancement of Expenses under this Agreement, the Company’s Certificate of Incorporation or Bylaws, or any statute or law or otherwise, or (c) to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or
          9.2 Unauthorized Settlements. To indemnify Indemnitee hereunder for any amounts paid in settlement of a Proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld;
          9.3 Section 16(b) Actions. To indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or
          9.4 Unlawful Indemnification. To indemnify Indemnitee for Other Liabilities if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful or if such indemnification is otherwise prohibited by law. In this respect, the Company and Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities law is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.
     10. Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in Indemnitee’s official capacity and as to acts or omissions in another capacity while serving the Company as an Indemnifiable Person, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.
     11. General Provisions.
          11.1 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

          11.2 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.
          11.3 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
          11.4 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
          11.5 Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.
          11.6 Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given if (a) delivered by hand and a receipt is provided by the party to whom such communication is delivered, (b) mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail, (c) by personal service by a process server, (d) delivered to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service, (e) delivered by facsimile or (f) delivered electronically by email. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 11.5. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.
          11.7 No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company nor of a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company, or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Section 8.5 of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.
          11.8 Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to serve the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.
          11.9 Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.
          11.10 Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
          11.11 Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.
          11.12 Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.
          11.13 Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
[Remainder of Page Intentionally Left Blank]

     The parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

INTERWOVEN, INC.
Address:	160 East Tasman Drive San Jose, CA 95134

By:

Its:

INDEMNITEE:

Address:

[Signature Page to Interwoven, Inc. Indemnity Agreement]